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                                                                      Exhibit 5

                                 July 12, 1996



Genesco Inc.
1415 Murfreesboro Road
Nashville, Tennessee  37217


Gentlemen:

     I have acted as counsel to you in connection with the authorization and registration under the Securities Act of 1933 of certain shares of your common stock, $1.00 par value per share, to be offered and sold pursuant to the Genesco 1996 Stock Incentive Plan (the "Plan"). In that capacity, I am of the opinion that such shares have been validly authorized and, when issued and paid for as provided in the Plan, will be validly issued, fully paid and non-assessable.

     I hereby consent to your filing this letter as an exhibit to the Registration Statement on Form S-8 covering the Plan and the shares to be issued thereunder.


                                     Very truly yours,


                                     /s/ Roger G. Sisson
                                     ---------------------------
                                     Roger G. Sisson